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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                  SCHEDULE 14C
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                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Check the appropriate box:

|X|      Preliminary Information Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d) (2))
[ ]      Definitive Information Statement

                        DOBI Medical International, Inc.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)   Title of each class of securities to which transaction applies:

         (2)   Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


         (4)   Proposed maximum aggregate value of transaction:

         (5)   Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)      Amount Previously Paid:
(2)      Form, Schedule or Registration Statement No.:
(3)      Filing Party:
(4)      Date Filed:

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                        DOBI MEDICAL INTERNATIONAL, INC.
                              1200 MacArthur Blvd.
                            Mahwah, New Jersey 07430

       INFORMATION STATEMENT AND NOTICE OF ACTION TAKEN WITHOUT A MEETING
                                 OF STOCKHOLDERS

                        We are not asking for a proxy and
                    you are requested not to send us a proxy

                                  INTRODUCTION

         This Information Statement and Notice of Action Taken Without a Meeting of Stockholders is being furnished by us to our stockholders of record as of March 21, 2006, to inform them of the March 31, 2006 approval by written consent of stockholders owning a majority, as of the record date, of our outstanding shares of common stock, the only class of our voting securities outstanding as of the record date, of an amendment to our Certificate of Incorporation to increase the aggregate number of authorized shares of our common stock from 140 million to 340 million.

         This information statement is dated April 14, 2006 and is first being sent or given to our stockholders as of the record date on or about April 14, 2006.

                      VOTING RIGHTS AND OUTSTANDING SHARES

         The amendment to our Certificate of Incorporation was approved by written stockholder consent on March 31, 2006, by our stockholders owning a majority of the outstanding shares of our common stock. As of the date of the stockholder consent, our only outstanding voting securities were our shares of common stock. Holders of our series A convertible preferred stock do not have voting rights.

         As of the date of the stockholder consent, there were issued and outstanding a total of 66,410,598 shares of common stock. With respect to the action approved by the stockholder consent, each share of our common stock entitled its holder to one vote. The stockholder consent was signed by holders of 34,181,809 (or 51.47%) of the 66,410,598 votes that were entitled to be cast on these matters.

         As a result of requirements under applicable federal securities and state law, the stockholder consent will not be effective, and therefore the amendment to our Certificate of Incorporation cannot occur, until at least 20 calendar days after this information statement is sent or given to our stockholders of record as of the record date.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the number of shares of our common stock beneficially owned on February 2, 2006 by:

         o Each person who is known by us to beneficially own 5% or more of our common stock;

         o     Each of our directors and executive officers; and

         o     All of our directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may


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be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees. Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.


                                                                                    Percentage of
                                                                                        Shares
                                                        Number of Shares             Beneficially
                                                       Beneficially Owned             Owned (1)
                                                       ------------------             ---------
   Lake Worth Ventures, Inc.                                8,310,236                    12.2%
   c/o Mr. David H. Clarke
   777 South Flagler Drive - Suite 1100
   West Palm Beach, FL 33401

   David H. Clarke                                         10,859,086(2)                 15.9%
   777 South Flagler Drive
   Suite 1112
   West Palm Beach, FL 33401

   Brad Baker                                                  88,000                       *

   Steve M. Barnett                                            50,000                       *

   William Li, M.D.                                            69,500                       *

   Robert B. Machinist                                        810,189                     1.2%

   Phillip C. Thomas                                        3,252,503                     4.9%

   Webb W. Turner                                           2,689,003(3)                  4.0%
   400 East 50th Street
   New York, NY 10022

   Michael R. Jorgensen                                       601,875                       *

   Martin Solomon                                           4,633,636(4)                  6.9%
   1643 Brickell Ave.
   Suite 4902
   Miami, FL 33129

   Basso Private Opportunity                                4,964,450                     7.3%
   Holding Fund and Affiliates (5)
   1266 S. Main Street, 4th Floor
   Stamford, CT 06902

   All directors and executive officers as                 18,420,156                    27.3%
   a group (8 persons)

   -----------------------------
   *Less than 1% of outstanding shares.

        (1) Based upon 66,391,514 shares of common stock outstanding on January 6, 2006, as calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, this includes shares owned by a spouse, minor children and any entities owned or controlled by the named person. It also includes shares that any named person has the right or option to acquire within 60 days of the date of this prospectus. Unless otherwise noted, shares are owned of record and beneficially by the named person.


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        (2)  Includes 6,507,721 shares of common stock and warrants and series
             A preferred stock convertible into 1,802,515 shares of common stock owned by Lake Worth Ventures, Inc., 6,500 shares of common stock owned by affiliates of Lake Worth Ventures, which are controlled by David H. Clarke and stock options to purchase
             73,750 shares of common stock granted to David H. Clarke.

        (3) Includes 2,600,003 shares of common stock owned by Dynamics Imaging, Inc. Mr. Turner is the Chairman of the Board of Dynamics Imaging, Inc.

        (4) Includes 1,745,454 shares of common stock and warrants to purchase 486,364 shares of common stock owned by Haslemere Partners LTDA, of which Mr. Solomon is the general partner.

        (5) Basso Capital Management, L.P. or Basso, is the Investment manager to each of Basso Multi-Strategy Holding Fund Ltd. and Basso Private Opportunity Holding Fund Ltd. Howard I. Fischer is a managing member of Basso GP, LLC, the General Partner of Basso, and as such has investment power and voting control over the securities held by each fund. The funds beneficially own a total of 6,430,500 shares or 9.4% of the shares listed in note 1 above.

         Except as otherwise set forth above, the address of each of the persons listed is c/o DOBI Medical International, Inc., 1200 MacArthur Boulevard, Mahwah, New Jersey 07430.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

         Our Board of Directors and stockholders owning a majority of the outstanding shares of our common stock have approved an amendment to our Certificate of Incorporation to increase the aggregate number of authorized shares of our common stock from 140 million to 340 million. The Certificate of Incorporation presently authorizes the issuance of 140 million shares of common stock and 10 million shares of preferred stock. No change is proposed in the number of authorized shares of preferred stock.

TEXT OF AMENDMENT

         The amendment would result in the text of the first paragraph of
Article 4, Section 1 of our Certificate of Incorporation reading in its entirety as follows:

         Section 1. Authorized Shares. The Corporation shall have authority to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of capital stock which the Corporation shall have authority to issue is THREE HUNDRED FIFTY MILLION (350,000,000) shares, of which THREE HUNDRED FORTY MILLION (340,000,000) shares shall be Common Stock, and TEN MILLION (10,000,000) shares shall be Preferred Stock. Each share of Common Stock shall have a par value of $0.000l, and each share of Preferred Stock shall have a par value of $0.000l.

GENERAL EFFECT OF THE PROPOSED AMENDMENT AND REASONS FOR APPROVAL

         Our Board of Directors unanimously recommended that we approve the amendment for the following reasons:

         Availability. Of our 140 million authorized shares of common stock, 66,410,598 were issued and outstanding as of the record date. As of the record date, after taking into account


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shares of Common Stock reserved for issuance under compensation plans and outstanding warrants, approximately 25,762,000 of the 140 million shares authorized in our Certificate of Incorporation remain available for issuance.

         Future Issuances. There are no present agreements, understandings or plans for the issuance of any of the additional shares that would be authorized by the amendment. However, our Board of Directors believes the amendment is advisable in order to maintain our financing and capital-raising flexibility in today's competitive, fast-changing environment, and to have shares available for use in employee benefit plans and other corporate purposes.

         Adoption of the amendment would enable our Board of Directors from time to time to issue additional shares of our common stock authorized by the amendment for such purposes and such consideration as our Board of Directors may approve without further approval of our stockholders, except as may be required by law or the rules of any national securities exchange on which our shares of common stock are at the time listed. As is true for shares presently authorized, common stock authorized by the amendment may, when issued, have a dilutive effect on the equity and voting power of existing holders of common stock.

         There are no preemptive rights with respect to our common stock. The additional authorized shares of common stock would have the identical powers, preferences and rights as the shares now authorized. Under Delaware law, stockholders will not have any dissenters' or appraisal rights in connection with the amendment. The amendment will become effective upon the filing, promptly after the expiration of the 20-day period commencing on the mailing of this Information, of the Certificate of Amendment required by the General Corporation Law of Delaware.

 REASONS WE USED STOCKHOLDER CONSENT AS OPPOSED TO SOLICITATION OF STOCKHOLDER
                APPROVAL VIA PROXY STATEMENT AND SPECIAL MEETING

         The increase in our authorized shares of common stock requires an amendment to our Certificate of Incorporation, which cannot proceed until stockholder approval is obtained and effective. Stockholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders meeting called for such purpose, or (ii) by a written consent of the holders of a majority of our voting securities. However, the later method, while it represents the requisite stockholder approval, is not deemed effective until 20 days after this information statement has been sent to all of our stockholders giving them notice of and informing them of the actions approved by such consent.

         We determined that it would have been detrimental to our ability to complete the amendment to solicit stockholder approval through the use of a proxy statement because of the significant delay which would have occurred. We therefore determined to obtain stockholder approval by written consent.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         None of our directors or officers or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be approved by the stockholders as described in this information statement.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the U.S. Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference room in Washington,


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D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for
further information on the public reference rooms. Our filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at "http://www.sec.gov."

         You should rely only on the information contained or incorporated by reference in this information statement. We have not authorized anyone to provide you with information that is different from what is contained in this information statement. This information statement is dated April 14, 2006. You should not assume that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement to stockholders shall not create any implication to the contrary.

Dated:   April 14, 2006


                                             By Order of the Board of Directors,



                                             Michael R. Jorgensen
                                             Chief Financial Officer